Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-142070 and No. 333-208964) on Form S-8 of AECOM of our report dated June 16, 2023, relating to our audit of the financial statements and supplemental schedules of AECOM Retirement & Savings Plan, which appears in this Annual Report on Form 11-K of AECOM Retirement & Savings Plan for the year ended December 31, 2022.

/s/ Vasquez & Company, LLP

Glendale, California

June 20, 2023